UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2018

ORBCOMM Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33118	41-2118289
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

395 W. Passaic Street

Rochelle Park, New Jersey     07662

(Address of principal executive offices)    (Zip code)

(201) 363-4900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 20, 2018, the Board of Directors of ORBCOMM Inc. (the “Company”) appointed Michael W. Ford as the Company’s Executive Vice President and Chief Financial Officer, effective on his employment start date scheduled for September 4, 2018.

Mr. Ford, age 56, previously served as Executive Vice President of Commercial Lending for Emigrant Savings Bank, the largest privately-owned bank in the United States from 2015 to 2017. Prior to that, he spent 13 years with Tyco International, a leading provider of security products and services, where he held several executive management positions at its various subsidiaries, including Vice President of Operations for Tyco Fire Products; Global Chief Financial Officer for ADT Security; President of Tyco Integrated Services for Europe, Middle East and Africa; Chief Financial Officer for Tyco SimplexGrinnell as well as Chief Financial Officer for Tyco Integrated Fire and Security based in Sydney, Australia.

There are no arrangements or understandings between Mr. Ford and any person other than the Company pursuant to which he was appointed as Executive Vice President and Chief Financial Officer. There is no family relationship between Mr. Ford and any director or executive officer of the Company or any person nominated or chosen to become a director or executive officer of the Company. Mr. Ford has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the Company’s press release dated August 21, 2018 is filed herewith as Exhibit 99 to this Form 8-K.

Effective on Mr. Ford’s employment start date as the Company’s Executive Vice President and Chief Financial Officer, Constantine “Dean” Milcos, who is currently serving as the Company’s Senior Vice President, Chief Accounting Officer and Interim Chief Financial Officer, will continue to serve as the Company’s Senior Vice President and Chief Accounting Officer.

Under the terms of the offer letter to Mr. Ford (the “Offer Letter”), a copy of which is filed herewith as Exhibit 10.1 to this Form 8-K, Mr. Ford will receive an annual base salary for 2018 of $310,000 per year and a target annual cash bonus opportunity for fiscal 2018 of 75% of his annual base salary, prorated for the number of days of days in calendar year 2018 that he is employed by the Company, subject to achieving the same financial performance targets for fiscal year 2018 as the Company’s other senior executives as established by the Company’s Compensation Committee, with the relative weighting of such performance targets as a percentage of the target annual cash bonus as set forth below:

2018 Financial Performance targets
Fiscal 2018 Adjusted EBITDA	50%
Service Revenues	15%
Product Revenues	10%
Cash Performance	10%
Discretionary	15%

100%

In addition, under the terms of the Offer Letter, Mr. Ford will receive the following equity based awards under the Company’s 2016 Long-Term Incentives Plan (the “Plan”):

(i)

an award of time-vested Restricted Stock Units (“Time-Vested RSUs”) effective as of his employment start date scheduled for September 4, 2018 (the “Grant Date”), determined by dividing $50,000 by the Fair Market Value (as defined in the Plan) of the Company’s Common Stock on the Grant Date, and rounded down to the nearest whole number, which Time-Vested RSUs shall vest in their entirety on January 1, 2019;

(ii)

an award of performance vested Restricted Stock Units (“Performance Vested RSUs”) effective as of the Grant Date, determined by dividing $50,000 by the Fair Market Value (as defined in the Plan) of the Company’s Common Stock on the Grant Date, and rounded down to the nearest whole number, which Performance Vested RSUs shall be subject to the same 2018 performance targets as for other senior executives established by the Compensation Committee as described in the Company’s latest proxy statement, with the relative weighting of the performance targets as described above; and

(iii)

an award of Performance Units in the amount and with the vesting schedule consistent with the Performance Unit awards of other senior executives of the Company for the fiscal 2018 to 2020 Performance Periods (except that for the 2018 Performance Period the amount of the Performance Unit award shall be up to 5% of his 2018 annual base salary (representing a prorated amount based on the number of days in calendar year 2018 he is expected to be employed by the Company) and up to 15% of his 2018 annual base salary for the 2019 and 2020 Performance Periods), which Performance Unit awards are subject to achievement of the vesting performance targets based on the Company’s stock price performance for the fiscal years 2018, 2019 and 2020 in the same manner for the Company’s other senior executives.

The Company will also enter into an indemnification agreement with Mr. Ford in the same form as existing indemnification agreements with other senior executive officers and directors of the Company previously filed with the Securities and Exchange Commission.

Item 9.01	Exhibits

Exhibits.

10.1	Employment Offer Letter of Michael Ford dated as of August 20, 2018

10.2	Form of Indemnification Agreement between the Company and Michael Ford, filed as Exhibit 10.13 to the Company ’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.

99	Press Release of the Company dated August 21, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBCOMM Inc.

By:	/s/ Christian Le Brun
Name: Christian Le Brun
Title: Executive Vice President, General Counsel and Secretary

Date: August 21, 2018

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